NEWS RELEASE

One American Row
For Immediate Release	PO Box 5056
Hartford CT 06102-5056
www.phoenixwm.com

Contacts:
Media Relations	Investor Relations
Alice S. Ericson, 860-403-5946	Ronald Aldridge, 860-403-6494
alice.ericson@phoenixwm.com	ronald.aldridge@phoenixwm.com

Phoenix Announces Intention to Spin Off Phoenix Investment Partners

Hartford, CT, February 7, 2008 – The Phoenix Companies, Inc. (NYSE:PNX) announced today that it intends to spin off its asset management subsidiary, Phoenix Investment Partners (“PXP”), to Phoenix’s shareholders.

“Our Board and management team believe that separating these businesses is the next logical step in our ongoing efforts to build value for all of our shareholders,” said Dona D. Young, chairman, president and chief executive officer of The Phoenix Companies.

“This action is the culmination of careful, thoughtful moves we have made over the course of five years to rebuild our asset management business – a series of steps that opened up an increasingly broader range of options. Last year, we began another comprehensive analysis of these options, together with independent financial advisors, and concluded it is now possible to pursue a spin-off. Separation will increase clarity on valuation for the respective businesses and serve the best long-term interests of both companies and their shareholders by allowing them to grow under different operating models best suited to each business,” Mrs. Young said.

“We have great confidence in the competitive strengths of PXP. Its product performance has turned around, resulting in much improved flows, and margins have increased. With this step, PXP’s management will have the focus and clarity necessary to build on those advantages and use its stable cash profitability to reinvest in growth.

-more-

The Phoenix Companies, Inc. … 2

“At the same time, as a ‘pure play’ life and annuity company serving the high-growth affluent and high-net-worth marketplace, we believe Phoenix will be able to demonstrate our full economic value to the investment community. Our franchise has solid fundamentals and a strong balance sheet. We generated 22 percent compound annual growth in life and annuity pre-tax operating income between 2002 and 2007 and substantial sales growth in 2007 – 29 percent in life and 51 percent in annuity,” she said.

“We are already leveraging this foundation to pursue related growth businesses through our newly established Alternative Products division and Life Solutions subsidiary, and we have access to additional capital from our closed block that can be redeployed into higher return opportunities. Going forward, I believe our greater focus will enhance our excellent prospects, and the clarity of stand-alone reporting will allow the life and annuity company to achieve valuation based on its inherent strengths,” Mrs. Young said.

Goodwin Capital Advisers, Inc., currently part of PXP with $17.9 billion in assets under management (AUM), will remain with Phoenix and continue to manage Phoenix’s general account assets. With its strong fixed income team, Goodwin also will continue to manage certain PXP retail mutual funds, with current AUM of $2.9 billion, under a sub-advisory agreement, as well as institutional accounts.

The new asset management company will be led by PXP’s current president, George R. Aylward, and as an independent public company, will build on several key competitive strengths:

•	Established asset management firm with $40.4 billion in AUM (including Goodwin mutual funds) in all major products and across retail and institutional markets.

•

A multi-manager, multi-style operation conducted through independent boutique firms, including Duff & Phelps Investment Management, Kayne Anderson Rudnick Investment Management, SCM Advisors, Oakhurst Asset Managers, Phoenix/Zweig Advisors, Engemann Asset Management, and Walnut Asset Management.

•

A leading retail complex with assets in all major market categories including the Phoenix FundsSM, with $17.2 billion of AUM, $5.1 billion of closed end funds AUM, and $5.4 billion of separately managed accounts AUM.

•	Strong investment performance in multiple products.

-more-

The Phoenix Companies, Inc. … 3

•	A broad distribution footprint providing access to all major wirehouse and independent brokers.

•	A recently strengthened management team with key additions in sales and marketing.

•	A stable and improving financial profile, with improving cash earnings and operating margins.

“The entire PXP team is confident that we can enhance our business model strategically, operationally and financially,” said Mr. Aylward. “We intend to build on our 2007 accomplishments, including leveraging our strong product performance and distribution footprint to the benefit of both investors in our funds and our new company. One of our historic strengths has been the independent cultures of our individual partner firms, and we are committed to continuing to recruit and retain top investment talent as we grow the business for the future.”

PXP’s full year revenue in 2007 was $214.6 million. Excluding Goodwin’s third-party revenue, estimated revenue in 2007 for the independent company would be $203.2 million. PXP’s full year 2007 EBITDA was $38.9 million. Excluding Goodwin’s 2007 EBITDA of approximately $5 million, and with adjustments to reflect a new expense structure for the independent company, estimated EBITDA in 2007 would be in the range of $37 million to $42 million. Phoenix intends to eliminate corporate expenses currently allocated to PXP in the next 18 to 24 months.

PXP’s full year 2007 net income was $3.6 million and pre-tax operating income was $7.4 million, both of which include $30.4 million in pre-tax intangible asset amortization. See “Non-GAAP Financial Measures” below for a reconciliation of GAAP net income to EBITDA, which is a non-GAAP measure.

The transaction is expected to be consummated in the third quarter of 2008. The company intends to structure the transaction on a tax-free basis for the company and shareholders, and a registration statement with an attached information statement detailing the proposed spin-off will be filed with the Securities and Exchange Commission. The registration statement will include important information about Phoenix, PXP, the proposed spin-off and related matters. Shareholders are urged to read the registration statement when it becomes available.

PXP is currently reviewing listing alternatives among the various exchanges.

Goldman Sachs Group Inc. and Wachovia Securities are acting as the company’s financial advisors in connection with the transaction. Simpson Thacher & Bartlett LLP is acting as legal advisor.

With roots dating to 1851, The Phoenix Companies, Inc. (NYSE:PNX) helps individuals and institutions solve their often highly complex personal financial and business planning needs through its broad array of life insurance, annuities and investments. In 2007, Phoenix had annual revenues of $2.6 billion and total assets of $30.2 billion. For more information, visit www.phoenixwm.com.

-more-

The Phoenix Companies, Inc. … 4

FORWARD LOOKING STATEMENTS

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 which, by their nature, are subject to risks and uncertainties. We intend for these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws relating to forward-looking statements. These include statements relating to trends in, or representing management’s beliefs about, our future transactions, strategies, operations and financial results, as well as other statements including words such as “anticipate”, “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “should” and other similar expressions. Forward-looking statements are made based upon our current expectations and beliefs concerning trends and future developments and their potential effects on the company. They are not guarantees of future performance. Actual results may differ materially from those suggested by forward-looking statements as a result of risks and uncertainties which include, among others, the risks and uncertainties described herein or in any of our filings with the SEC. We undertake no obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future events or otherwise.

NON-GAAP FINANCIAL MEASURES

In managing our Asset Management business, we analyze our performance on the basis of earnings before interest, taxes, depreciation and amortization (“EBITDA”), which does not equate to net income as determined in accordance with GAAP. Rather, it is the measure of profit or loss used by our management to evaluate performance, allocate resources and manage our Asset Management operations. We believe that EBITDA is an appropriate measure that is useful to investors as well, because EBITDA provides additional perspective on the operating efficiency and profitability of our Asset Management business. EBITDA is not a substitute for net income and may be different from similarly titled measures of other companies. A reconciliation of net income to EBITDA is set forth below.

Reconciliation of Asset Management Net Income to Operating Income and Earnings Before Income Taxes, Depreciation and Amortization (EBITDA) For the Year-Ended December 31, 2007 $ in millions
Net Income	$3.6
Adjustments for Operating Income:
Applicable income taxes	3.3
Realized investment losses, after income taxes	0.5

Operating Income	7.4
Adjustments for EBITDA:
Intangible asset amortization and impairments	30.4
Depreciation	1.1

EBITDA	$38.9

# # #